Exhibit 3.5

ARTICLES OF INCORPORATION

OF

ACCENT HEALTH CARE, INC.

(Name of Corporation)

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, do hereby certify:

FIRST: The name of the corporation is Accent Health Care. Inc.

SECOND: The place in Ohio where the principal office of the corporation is to be located is 105 Brammer Drive, Coal Grove, Lawrence County, Ohio 45638.

THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under sections 1701.01 to 1701.98, inclusive, of the Revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is 100.

all of which shall be common shares without par value.

FIFTH: The corporation by action of its Board of Directors may purchase its own shares any time and from time to time to the extent permitted by law.

IN WITNESS WHEREOF, the undersigned incorporators* have signed these Articles of Incorporation on this 12th day of November, 1998.

/s/ Leslie R. Boggs
Leslie R. Boggs

/s/ Johnda Collins
Johnda Collins

(Incorporators)

*[An Ohio corporation may be incorporated by one or more persons. Section 1701.04(A), Revised Code, permits a corporation to be formed by any person, singly or jointly with others. When there is only one incorporator, these forms should be modified accordingly.]

ORIGINAL APPOINTMENT OF AGENT

OF

ACCENT HEALTH CARE, INC.

(Name of Corporation)

The undersigned, being all of the incorporators of Accent Health Care. Inc., hereby appoint D. Scott Bowling (a natural person resident in this state) as its agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

215 South 4th Street

Ironton, Ohio	45638
(Zip Code)

Dated: November 12th, 1998

/s/ Leslie R. Boggs
Leslie R. Boggs

/s/ Johnda Collins
Johnda Collins

(Incorporators)

November 12, 1998

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for Accent Health Care. Inc., hereby acknowledges and accepts the appointment for said corporation.

/s/ D. Scott Bowling
D. Scott Bowling	(Signature of Agent)